EXHIBIT 10.44


                   AMENDMENT TO SECURITIES PURCHASE AGREEMENT

     This Amendment (this "Amendment") is entered into as of August 1, 2003 by and among BRIAZZ, Inc., a Washington corporation (the "Company"), and Deutsche Bank London Ag, acting through DB Advisors LLC, a limited liability company ("DB"), Briazz Venture L.L.C., a limited liability company ("Briazz Venture"), Spinnaker Investment Partners, L.P., a Delaware limited partnership ("Spinnaker"), Delafield Hambrecht, Inc., a Delaware corporation ("Delafield") (each a "Purchaser" and collectively, the "Purchasers"), and DB, as
Administrative Agent with respect to the Notes. This Amendment amends the Securities Purchase Agreement dated as of May 28, 2003 by and among the Company and the Purchasers (the "Agreement"), with respect to the following:

                                    RECITALS

     WHEREAS, the parties desire to amend the Agreement to waive and amend certain of the representations, warranties and covenants of the Company contained in the Agreement and in the Disclosure Schedule, to amend the allocation of Series F Stock and to amend certain of the closing conditions of the parties.

                                    AGREEMENT

     NOW THEREFORE, in consideration of the foregoing, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Capitalized Terms. Unless otherwise defined in this Amendment, all capitalized terms are as defined in the Agreement.

     2. Delafield Series F Stock The second sentence of Section 1.1(b) of the Agreement is deleted and replaced with the following text: "Subject to the terms and conditions of this Agreement, in connection with Delafield's purchase of a Note at the Closing, Delafield shall receive and the Company agrees to issue to Delafield at the Closing, shares of Series F Stock to initially purchase 850,000 Conversion Shares." The number of shares set forth on the Schedule of Investors next to Delafield Hambrecht, Inc. is deleted and replaced with "850,000".

     3. Brokerage. Section 2.25 of the Agreement is deleted and replaced with the following:

     "2.25 Brokerage. No third party shall be entitled to receive any brokerage commissions, finder's fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company other than the fees and expenses of Delafield pursuant to an agreement between the Company and Delafield dated April 18, 2002, as amended as of the date hereof. The fees payable to Delafield are set forth on Schedule 2.25, which fees and expenses will be paid by the Company."

     4. Board Size. The Purchasers acknowledge and agree that the Company is not required to appoint the Purchaser Designees to the Board pursuant to Section 8.3(b) of the Agreement until such time as the Purchaser Designees may be appointed in compliance with Rule 14f-1 under the Exchange Act. In addition, since only four (4) Purchaser Designees have been identified as of the date hereof Section 8.3(a) of the Agreement is amended to provide that the Board shall consist of six (6) individuals. At such time as the fifth Purchaser Designee has been identified, the Company shall take all necessary action such that the Board shall consist of seven (7) individuals.

     5. Good Standing. The Purchasers acknowledge that the Company ceased to be in good standing in the State of Illinois in July. The Purchasers waive the covenant in Section 8.4 of the Agreement with respect to the State of Illinois. The Purchasers also waive requirement set forth in Section 9.5(e) that the Company delivery a certificate of good standing from the State of Illinois. The Purchasers and the Company agree that the Company shall deliver a certificate of good standing from the State of Illinois after Closing. The Purchasers waive any breach of the Company's representations and warranties caused by the Company ceasing to be in good standing in the State of Illinois.

     6. Shareholder Approval. The reference in Section 8.7 of the Agreement to "150 million" Shares is deleted and replaced with "250 million".

     7. Listing of Conversion Shares. Section 8.8 of the Agreement is deleted.

     8. Executive Officer  Retention.  The transactions  contemplated by Section
8.9 of the Agreement will be completed after Closing; provided, however, that the number of Conversion Shares underlying the shares of Series F Stock to be issued to the Executive Officers pursuant to Section 8.9 of the Agreement is reduced by 100,000.

     9. Adoption of 2003 Stock Option Plan. The 2003 Stock Option Plan to be adopted by the Company pursuant to Section 8.10 of the Agreement shall authorize the issuance of 12,000,000 shares of Common Stock. The identity of the optionees and amount of the individual option grants will be determined after Closing.

     10. Consents. The Purchasers acknowledge that the Company has not yet received all necessary consents to this transactions, including CAPCO and several landlords. The Purchasers and the Company waive this closing condition contained in Sections 9.3 and 10.4. The Company agrees to use its best efforts to obtain such consents after Closing.

     11. Directors and Officers. Section 9.8 of the Agreement is deleted. The Purchaser Designees and Executive Officers of the Company will be appointed after Closing.

     12. Consulting Agreement. The following section is added to the Agreement:

     "9.12 Consulting Agreement. Agreement of the principal terms of a consulting agreement between Matt Gohd and the Company on terms satisfactory to the Purchasers, which includes the issuance of 25,000 shares of Series F Stock and payment of $50,000."

     13. Deliveries by Purchasers. Purchasers acknowledge that the conditions in
Section 10 have been satisfied by each Purchaser, except that the securities to be surrendered by Briazz Venture or Spinnaker will be delivered to such Purchaser's legal counsel prior to receipt by such Purchaser of its Series F Stock or Notes.

     14. Tax Forms. The Purchasers agree to deliver to the Company validly executed IRS Form W-8 BEN or IRS Form W-9 as soon as practicable after Closing. The Company waives this closing condition.

     15. Food Production Agreement. The Purchasers acknowledge that the Company is in arrears under the terms of the food production agreement between the Company and Flying Food Group, LLC and waive any breach of the Agreement that may otherwise result therefrom.

     16. Articles of Amendment. Exhibit B to the Agreement is deleted and replaced in its entirety with the Articles of Amendment attached as Schedule A hereto.

     17. Disclosure Schedule. The Disclosure Schedule delivered by the Company in connection with the Agreement is deemed to be amended to reflect the terms of this Amendment. The Purchasers acknowledge receipt of an addendum to the disclosure schedule which updates and is made a part of the Disclosure Schedule to the Purchase Agreement, as amended by this Amendment, as of the date hereof.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

                                  COMPANY:
                                  BRIAZZ, INC.,
                                  a Washington corporation

                                  By: /s/ Victor D. Alhadeff
                                      ------------------------------------------
                                  Its:
                                      ------------------------------------------



                                  PURCHASERS:

                                  DEUTSCHE BANK LONDON AG, for itself and as Administrative Agent, acting through DB Advisors, LLC

                                  By: /s/ Glenn MacMullin
                                      ------------------------------------------
                                  Name: Glen MacMullin
                                  Title: Director
                                  Address: 31 West 52nd St.
                                           NY, NY 10019
                                  Fax: 646-324-7313
                                  Attn: Michelle Morini


                                  BRIAZZ VENTURE L.L.C.

                                  By: /s/ Sue Ling Gin
                                      ------------------------------------------
                                  Name: Sue Ling Gin
                                  Title: Manager
                                  Address: 212 N. Sangamon, 1A
                                           Chicago, IL 60607
                                  Fax: 312-243-5088
                                  Attn: Sue Gin


         [Signature Page to Amendment To Securities Purchase Agreement]

                                  SPINNAKER INVESTMENT PARTNERS, L.P.
                                  By: Spinnaker Capital Partners, LLC
                                  Its:  General Partner



                                  By: /s/ C.C. Matteson
                                      ------------------------------------------
                                  Name: C.C. Matteson
                                  Title: Manager
                                  Address: 2425 Post Rd.
                                           Southport, CT 06890
                                  Fax: 203-255-8828
                                  Attn: C.C. Matteson


                                  DELAFIELD HAMBRECHT, INC.

                                  By: /s/ John D. Delafield
                                      ------------------------------------------
                                  Name:_________________________________________
                                  Title:________________________________________

                                  Address:______________________________________

                                  ______________________________________________

                                  Fax:__________________________________________

                                  Attn:_________________________________________

















         [Signature Page to Amendment To Securities Purchase Agreement]